Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Kulicke & Soffa Reports Third Quarter 2021 Results
Delivers GAAP Operating Margin of 28.4% and Updates Outlook
Singapore – August 4, 2021 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced financial results of its third fiscal quarter ended July 3, 2021. The Company reported third quarter net revenue of $424.3 million, net income of $113.8 million, representing EPS of $1.79 per fully diluted share, and non-GAAP net income of $118.8 million, representing non-GAAP EPS of $1.87 per fully diluted share.

Quarterly Results - U.S. GAAP
	Fiscal Q3 2021	Change vs. Fiscal Q3 2020	Change vs. Fiscal Q2 2021
Net Revenue	$424.3 million	up 182%	up 24.7%
Gross Profit	$195.7 million	up 182%	up 31.8%
Gross Margin	46.1%	up 0 bps	up 240 bps
Income from Operations	$120.5 million	up 995.5%	up 45%
Operating Margin	28.4%	up 2110 bps	up 400 bps
Net Income	$113.8 million	up 916.1%	up 59.6%
Net Margin	26.8%	up 1940 bps	up 580 bps
EPS – Diluted	$1.79	up 894.4%	up 58.4%

Quarterly Results - Non-GAAP

	Fiscal Q3 2021	Change vs. Fiscal Q3 2020	Change vs. Fiscal Q2 2021
Income from Operations	$125.9 million	up 663%	up 40.2%
Operating Margin	29.7%	up 1870 bps	up 330 bps
Net Income	$118.8 million	up 628.8%	up 49.6%
Net Margin	28.0%	up 1720 bps	up 460 bps
EPS – Diluted	$1.87	up 619.2%	up 48.4%
A reconciliation between the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also the “Use of non-GAAP Financial Results” section.

Fusen Chen, Kulicke & Soffa's President and Chief Executive Officer, stated, "Fast-growing end-applications such as 5G, artificial intelligence and connected devices, combined with a technology-driven increase of capital intensity across our served markets, have enabled a new, higher level of profitability."

Third Quarter Fiscal 2021 Financial Highlights
•Net revenue of $424.3 million.
•Gross margin of 46.1%.
•Net income of $113.8 million or $1.79 per share; non-GAAP net income of $118.8 million or $1.87 per share.
•Cash, cash equivalents, and short-term investments were $635.0 million as of July 3, 2021.

Fourth Quarter Fiscal 2021 Outlook
The Company currently expects net revenue in the fourth fiscal quarter of 2021 ending October 2, 2021 to be approximately $465 million +/- $20 million, and expects non-GAAP EPS to be approximately $2.00 +/- 10%.
Fusen Chen commented, "Over the coming quarters, we expect capacity needs across our broad customer base to continue expanding aggressively. Additionally, recent adoption of our new systems are directly supporting several long-term and distinct technology transitions within the semiconductor, automotive, and advanced display markets further enhancing our long-term growth prospects."

Earnings Conference Call Details
A conference call to discuss these results will be held on August 5, 2021, beginning at 8:00am EDT. To access the conference call, interested parties may call +1-877-407-8037 or internationally +1-201-689-8037. A live webcast link and supplemental earnings presentation will also be available at investor.kns.com.
A replay will be available from approximately one hour after the completion of the call through August 12th by calling toll-free +1-877-660-6853 or internationally +1-201-612-7415 and using the replay ID number of 13721220. A webcast replay will also be available at investor.kns.com.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains the following non-GAAP financial results: income from operations, operating margin, net income, net margin and net income per diluted share. The Company's non-GAAP results exclude amortization of intangibles, costs associated with restructuring and severance, equity-based compensation, acquisition and integration costs, impairment relating to assets acquired through business combinations, income tax expense arising from discrete tax items triggered by significant changes in tax law, gain/loss on disposals of businesses, as well as tax benefits or expense associated with the foregoing non-GAAP items. The non-GAAP adjustments may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. These non-GAAP measures are consistent with the way management analyzes and assesses the Company’s operating results. The Company believes these non-GAAP measures enhance investors’ understanding of the Company’s underlying operational performance, as well as their ability to compare the Company’s period-to-period financial results and the Company’s overall performance to that of its competitors.
Management uses both U.S. GAAP metrics as well as these non-GAAP metrics to evaluate the Company's operating and financial results. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. The presentation of non-GAAP items is meant to supplement, but not substitute for, GAAP financial measures or information. The Company believes the presentation of non-GAAP results in combination with GAAP results provides better transparency to the investment community when analyzing business trends, providing meaningful comparisons with prior period performance and enhancing investors' ability to view the Company's results from management's perspective. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the financial tables at the end of this press release.

About Kulicke & Soffa

Kulicke & Soffa (NASDAQ: KLIC) is a leading provider of semiconductor, LED and electronic assembly solutions serving the global automotive, consumer, communications, computing and industrial markets. Founded in 1951, K&S prides itself on establishing foundations for technological advancement - creating pioneering interconnect solutions that enable performance improvements, power efficiency, form-factor reductions and assembly excellence of current and next-generation semiconductor devices.
Leveraging decades of development proficiency and extensive process technology expertise, Kulicke & Soffa’s expanding portfolio provides equipment solutions, aftermarket products and services supporting a comprehensive set of interconnect technologies including wire bonding, advanced packaging, lithography, and electronics assembly. Dedicated to empowering technological discovery, always, K&S collaborates with customers and technology partners to push the boundaries of possibility, enabling a smarter future.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic on our business, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 3, 2020, filed on November 20, 2020, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke & Soffa
Joseph Elgindy
Investor Relations
P: +1-215-784-7518
F: +1-215-784-6180

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share and employee data)
(Unaudited)

	Three months ended		Nine months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net revenue	$424,318	$150,450	$1,032,338	$445,488
Cost of sales	228,623	81,027	566,667	236,398
Gross profit	195,695	69,423	465,671	209,090

Operating expenses:
Selling, general and administrative	37,763	26,091	99,038	79,846
Research and development	36,137	30,547	102,549	87,906
Amortization of intangible assets	1,340	1,814	4,652	5,451
Acquisition-related costs	—	—	1,730	—
Restructuring	—	—	91	426
Total operating expenses	75,240	58,452	208,060	173,629
Income from operations	120,455	10,971	257,611	35,461
Other income (expense):
Interest income	564	1,374	1,801	6,888
Interest expense	(41)	(446)	(146)	(1,690)
Income before income taxes	120,978	11,899	259,266	40,659
Income tax expense	7,212	690	25,722	3,985
Share of results of equity-method investee, net of tax	—	58	94	158
Net income	$113,766	$11,151	$233,450	$36,516

Net income per share:
Basic	$1.83	$0.18	$3.76	$0.58
Diluted	$1.79	$0.18	$3.68	$0.57

Cash dividends declared per share	$0.14	$0.12	$0.42	$0.36

Weighted average shares outstanding:
Basic	62,023	62,313	62,023	63,200
Diluted	63,485	62,833	63,364	63,755

	Three months ended		Nine months ended
Supplemental financial data:	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Depreciation and amortization	$4,805	$5,069	$14,552	$14,597
Capital expenditures	7,956	3,451	16,763	8,550
Equity-based compensation expense:
Cost of sales	211	182	626	597
Selling, general and administrative	3,008	2,676	8,111	8,106
Research and development	921	867	2,767	2,353
Total equity-based compensation expense	$4,140	$3,725	$11,504	$11,056

	As of
	July 3, 2021	June 27, 2020
Backlog of orders [1]	$852,705	$128,882
Number of employees	3,583	2,756
1.Represents customer purchase commitments. While the Company believes these orders are firm, they are generally cancellable by customers without penalty.

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	As of
	July 3, 2021	October 3, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$387,999	$188,127
Short-term investments	247,000	342,000
Accounts and other receivable, net of allowance for doubtful accounts of $865 and $968, respectively	369,346	198,640
Inventories, net	153,325	111,809
Prepaid expenses and other current assets	21,923	19,620
TOTAL CURRENT ASSETS	1,179,593	860,196

Property, plant and equipment, net	66,232	59,147
Operating right-of-use assets	19,940	22,688
Goodwill	73,683	56,695
Intangible assets, net	45,031	37,972
Deferred tax assets	16,640	8,147
Equity investments	6,391	7,535
Other assets	2,351	2,186
TOTAL ASSETS	$1,409,861	$1,054,566

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	144,269	57,688
Operating lease liabilities	6,231	5,903
Accrued expenses and other current liabilities	134,789	76,762
Income taxes payable	22,971	17,540
TOTAL CURRENT LIABILITIES	308,260	157,893

Deferred income taxes	32,949	33,005
Income taxes payable	66,859	74,957
Operating lease liabilities	15,227	18,325
Other liabilities	13,224	12,392
TOTAL LIABILITIES	436,519	296,572

SHAREHOLDERS' EQUITY
Common stock, no par value	546,175	539,213
Treasury stock, at cost	(396,688)	(394,817)
Retained earnings	823,515	616,119
Accumulated other comprehensive income/ (loss)	340	(2,521)
TOTAL SHAREHOLDERS' EQUITY	$973,342	$757,994

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,409,861	$1,054,566

KULICKE AND SOFFA INDUSTRIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended		Nine months ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net cash provided by operating activities	$90,936	$23,598	$176,656	$62,681
Net cash provided by investing activities	52,222	50,842	54,221	25,863
Net cash used in financing activities	(12,865)	(144,876)	(31,982)	(130,618)
Effect of exchange rate changes on cash and cash equivalents	373	(96)	977	(335)
Changes in cash and cash equivalents	130,666	(70,532)	199,872	(42,409)
Cash and cash equivalents, beginning of period	257,333	392,307	188,127	364,184
Cash and cash equivalents, end of period	$387,999	$321,775	$387,999	$321,775

Short-term investments	247,000	194,000	247,000	194,000
Total cash, cash equivalents and short-term investments	$634,999	$515,775	$634,999	$515,775

Reconciliation of U.S. GAAP
to Non-GAAP Income from Operations and Operating Margin
(In thousands, except percentages)
(Unaudited)

	Three months ended
	July 3, 2021	June 27, 2020	April 3, 2021
Net revenue	$424,318	$150,450	$340,163
U.S. GAAP income from operations	120,455	10,971	83,114
U.S. GAAP operating margin	28.4%	7.3%	24.4%

Pre-tax non-GAAP items:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,340	1,814	1,355
Equity-based compensation (a)	4,140	3,725	3,963
Acquisition-related costs	—	—	1,379
Non-GAAP income from operations	$125,935	$16,510	$89,811
Non-GAAP operating margin	29.7%	11.0%	26.4%
(a)This non-GAAP measure is newly included for the three months ended January 2, 2021. Comparatives have been included.

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income and
U.S. GAAP net income per share to Non-GAAP net income per share
(In thousands, except percentages and per share data)
(Unaudited)

	Three months ended
	July 3, 2021	June 27, 2020	April 3, 2021
Net revenue	$424,318	$150,450	$340,163
U.S. GAAP net income	113,766	11,151	71,320
U.S. GAAP net margin	26.8%	7.4%	21.0%

Non-GAAP adjustments:
Amortization related to intangible assets acquired through business combination- selling, general and administrative	1,340	1,814	1,355
Equity-based compensation	4,140	3,725	3,963
Acquisition-related costs	—	—	1,379
Income tax effects on non-GAAP items	(460)	(415)	1,429
Total non-GAAP adjustments	$5,020	$5,124	$8,126
Non-GAAP net income	$118,786	$16,275	$79,446
Non-GAAP net margin	28.0%	10.8%	23.4%

U.S. GAAP net income per share:
Basic	1.83	0.18	1.15
Diluted(a)	1.79	0.18	1.13

Non-GAAP adjustments per share:(b)
Basic	0.08	0.08	0.13
Diluted	0.08	0.08	0.13

Non-GAAP net income per share:
Basic	$1.91	$0.26	$1.28
Diluted(c)	$1.87	$0.26	$1.26
(a)GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.
(b)Non-GAAP adjustments per share include amortization related to intangible assets acquired through business combinations, equity-based compensation expenses and acquisition-related costs as well as income tax effects associated with the foregoing non-GAAP items.
(c)Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding restricted stock units and stock options.